Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces First Quarter 2010 Results

LOS GATOS, Calif., May 10, 2009 – Procera Networks, Inc. (NYSE Amex: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing traffic awareness, control and protection for complex networks, today reported financial results for its first quarter ended March 31, 2010.

Q1’10 Key Highlights:
•	Revenue of $3.3 million, up 12% year-over-year
•	Eighth consecutive quarter of year-over-year revenue growth
•	Gross margin improved sequentially to 52%
•	Generated $3 million in cash from operations
•	Ended the quarter with $10 million of cash and no debt
•	Added two Tier-1 Service Providers as new customers
•	Launched PacketLogic PL8270 DPI solution

“During the quarter, we were awarded initial orders from two Tier-1 Service Providers that have the potential to become significant customers for the Company, and we now have 11 active Tier-1 trials with potential customers and a strong pipeline of upcoming trials,” said James Brear, president and CEO of Procera Networks, Inc.  “We remain focused on expanding opportunities for follow-on orders with our new, as well as existing customers, and obtaining initial orders from our active Tier-1 trials.

“Our DPI solution continues to deliver the highest performance in the market, which is translating into continued new customer wins and further market penetration. Last month, we launched our PacketLogic PL8720 solution specifically designed for customers with accelerating network growth plans who are looking for a more economical 10GB port DPI solution. This new product is designed to satisfy a significant demand from many mid-tier carriers and higher education institutions. We are reiterating our calendar year 2010 guidance for total revenue growth of approximately 40 percent year-over-year, or $28 million.”

Total revenue for the first quarter of 2010 was $3.3 million, a 12% increase from $2.9 million in the first quarter of 2009. The GAAP net loss for the first quarter of 2010 was $1.5 million, or a net loss of $0.02 per share, compared to a GAAP net loss of $2.3 million, or a net loss of $0.03 per share, in the first quarter of 2009.

The Non-GAAP net loss for the first quarter of 2010 was 1.2 million, compared to non-GAAP net loss of $1.3 million in the first quarter of 2009. For an explanation of Non-GAAP financial measures used in this release, and a reconciliation to comparable GAAP measures, please refer to Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. ET today to discuss its financial results for the first quarter ended March 31, 2010. Interested parties can access the live call by dialing 877-941-1427 or 480-629-9664 and request the “Procera” call. An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Forward Looking Statements
Safe Harbor Statement: this press release contains forward-looking statements, including statements relating to estimated growth and total revenue for 2010, the potential for new Tier 1 customers to become significant customers, obtaining follow-on orders from new and existing customers, the prospects for the newly launched PacketLogic PL8720 product, and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2009 and subsequent quarterly report on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax benefits, if any:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations that requires cash. Investors should note that our intangible assets were essential for generating revenues during the periods presented and will contribute to future period revenues as well.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

These non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

▪	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
▪	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP
▪	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
▪	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
▪
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

▪	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks, Inc.
Procera Networks Inc. delivers Evolved DPI solutions that give service providers awareness, control and protection of their applications and networks. Its core product suite, the PacketLogic line of platforms, leverages the company’s advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide accurate identification of network traffic in real-time. PacketLogic is deployed at more than 600 broadband service providers, telcos, governments and higher education campuses worldwide. Founded in 2002, Procera (NYSE Amex: PKT) is based in Silicon Valley and has offices in Europe and Australia. More information is available at www.proceranetworks.com.

Press Contact
Jon Linden, Procera Networks, Inc. 1-408-890-7039, jon.linden@proceranetworks.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

# # #

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended
	March 31,
	2010	2009
Sales
Product sales	$2,382,964	$2,171,043
Support sales	910,646	776,291
Total sales	3,293,610	2,947,334
Cost of sales
Product cost of sales	1,451,935	1,668,748
Support cost of sales	127,485	119,172
Total cost of sales	1,579,420	1,787,920

Gross profit	1,714,190	1,159,414
	52.0%	39.3%
Operating expenses:
Research and development	620,495	636,142
Sales and marketing	1,457,497	1,684,861
General and administrative	1,107,374	1,329,445
Total operating expenses	3,185,366	3,650,448

Loss from operations	(1,471,176)	(2,491,034)

Interest and other income (expense), net	(42,972)	(23,836)

Loss before income taxes	(1,514,148)	(2,514,870)
Income tax provision (benefit)	1,256	(180,817)
Net loss	$(1,515,404)	$(2,334,053)

Net loss per share - basic and diluted	$(0.02)	$(0.03)

Shares used in computing net loss per share - basic and diluted	99,482,724	84,498,491

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$10,146,327	$3,191,896
Accounts receivable, net of allowance	3,485,986	8,908,620
Inventories, net	2,110,479	1,877,264
Prepaid expenses and other	822,762	692,007
Total current assets	16,565,554	14,669,787

Property and equipment, net	588,311	589,717
Goodwill	960,209	960,209
Other non-current assets	80,944	103,307
Total assets	$18,195,018	$16,323,020

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$-	$1,917,088
Accounts payable	693,468	1,003,225
Deferred revenue	1,990,267	2,103,060
Accrued liabilities	1,717,145	2,255,039
Notes payable	-	500,000
Total current liabilities	4,400,880	7,778,412

Non-current liabilities
Deferred rent	11,748	29,371
Total liabilities	4,412,628	7,807,783

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	112,083	94,083
Additional paid-in capital	74,572,008	67,814,203
Accumulated other comprehensive loss	(261,697)	(268,449)
Accumulated deficit	(60,640,004)	(59,124,600)
Total stockholders' equity	13,782,390	8,515,237

Total liabilities and stockholders' equity	$18,195,018	$16,323,020

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Sales - U.S. GAAP as reported	3,293,610	9,364,307	2,947,334

Reconciliation of Gross Profit:
U.S. GAAP as reported	1,714,190	4,658,825	1,159,414
As a percentage of sales	52%	50%	39%
Adjustment:
Amortization on intangibles (1)	-	-	381,500
Stock-based compensation (2)	21,727	20,362	18,059
As Adjusted	1,735,917	4,679,187	1,558,973
As a percentage of sales	53%	50%	53%

Reconciliation of Operating Expense:
U.S. GAAP as reported	3,185,366	3,749,321	3,650,448
Adjustment:
Amortization on intangibles (1)	-	-	545,083
Stock-based compensation (2)	282,875	250,643	304,369
As Adjusted	2,902,491	3,498,678	2,800,996

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	(1,515,404)	877,416	(2,334,053)
Adjustment:
Amortization on intangibles (1)	-	-	926,583
Stock-based compensation (2)	304,602	271,005	322,428
Income tax adjustment (3)	-	-	(259,904)
As Adjusted	(1,210,802)	1,148,421	(1,344,946)

(1) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(2) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).
(3) Income tax benefit from the amortization of intangible assets.